                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                   Act of 1934

Filed by the Registrant [X]

Filed by a Party Other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted
[X]  Definitive Proxy Statement             by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             SS&C TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each series of securities to which transaction applies:

(1)  Aggregate number of securities to which transaction applies:

(2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(3)  Proposed maximum aggregate value of transaction:


        $

(4)  Total fee paid:

        $

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                            SS&C TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SS&C Technologies, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 22, 2002 at 9:00 a.m. at the offices of SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095 (the "Meeting") for the purpose of considering and voting upon the following matters:

        1.  To elect three Class III directors for the ensuing three years;

        2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year; and

        3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on April 8, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ William C. Stone
                                          William C. Stone, Secretary

April 22, 2002

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            SS&C TECHNOLOGIES, INC.
                               80 LAMBERTON ROAD
                           WINDSOR, CONNECTICUT 06095

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2002

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SS&C Technologies, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, May 22, 2002 at 9:00 a.m. at the offices of SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095 and at any adjournments thereof (the "Meeting"). Except where the context otherwise requires, references to the Company in this Proxy Statement will mean the Company and any of its subsidiaries.

     Proxies will be voted in accordance with the instructions of the stockholders. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     On April 8, 2002, the record date for determination of stockholders entitled to vote at the Meeting, an aggregate of 13,722,385 shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), were outstanding and entitled to vote. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 ARE FIRST BEING MAILED OR GIVEN TO STOCKHOLDERS ON OR ABOUT APRIL 22, 2002. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER AND THE PAYMENT OF AN APPROPRIATE PROCESSING FEE, FURNISH COPIES OF THE EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K. PLEASE ADDRESS ALL SUCH REQUESTS TO SS&C TECHNOLOGIES, INC., 80 LAMBERTON ROAD, WINDSOR, CONNECTICUT 06095, ATTENTION: SECRETARY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of February 28, 2002, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the Chief Executive Officer and the two other most highly compensated executive officers who were serving as executive officers on December 31, 2001 (the "Named Executive Officers") and (iv) all executive officers, directors and nominees for director as a group.

                                                                AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP(1)
                                                              -------------------------
                                                              NUMBER OF      PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES          CLASS
            ------------------------------------              ---------      ----------
5% STOCKHOLDERS:
William C. Stone(2).........................................  4,730,607         34.1%
  c/o SS&C Technologies, Inc.
  80 Lamberton Road
  Windsor, CT 06095
Stadium Capital Management, LLC(3)..........................  1,737,675         12.7%
  430 Cowper Street
  Palo Alto, CA 94301
General Atlantic Partners, LLC(4)...........................  1,295,140          9.5%
  c/o General Atlantic Service Corporation
  3 Pickwick Plaza
  Greenwich, CT 06830
OTHER DIRECTORS AND NOMINEES:
David W. Clark, Jr.(5)......................................    135,000         *
Joseph H. Fisher(6).........................................     66,900         *
Albert L. Lord(7)...........................................     16,200         *
Patrick J. McDonnell(8).....................................     30,000         *
Jonathan M. Schofield(9)....................................     47,600         *
James L. Sullivan(10).......................................     10,000         *
OTHER NAMED EXECUTIVE OFFICERS:
Normand A. Boulanger(11)....................................     83,955         *
Anthony R. Guarascio(12)....................................     88,330         *
All executive officers, directors and nominees for director
  as a group (9 persons)(13)................................  5,208,592         36.8%

------------
  *  Less than 1%

 (1) The number of shares beneficially owned by each stockholder, director and executive officer is determined under rules promulgated by the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after February 28, 2002 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Includes 180,927 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002.

 (3) Stadium Capital Management, LLC ("SCM"), Alexander M. Seaver and Bradley R. Kent share voting and investment power with respect to 1,737,675 shares, and Stadium Capital Partners, L.P. ("SCP") shares voting and investment power with respect to 1,510,475 shares. SCM is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. SCM is the general partner of, and investment adviser to, SCP. Messrs. Seaver and Kent are the managers of SCM. The foregoing information is based solely on a Schedule 13G/A, dated February 14, 2002, filed with the Securities and Exchange Commission by SCM, SCP and Messrs. Seaver and Kent.

 (4) Consists of 1,187,310 shares held by General Atlantic Partners 15, L.P. ("GAP 15") and 107,830 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). The general partner of GAP 15 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are Steven A. Denning, Peter L. Bloom, David C. Hodgson, William O. Grabe, William E. Ford, Clifton S. Robbins and Franchon
     M. Smithson (collectively, the "GAP Managing Members"). The GAP Managing Members are the general partners of GAP Coinvestment. The foregoing information is based on a Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission by GAP 15 and GAP Coinvestment and a certain purchase and sale agreement, dated as of January 22, 2002, among the Company, GAP 15 and GAP Coinvestment. Please see "Certain Transactions" for additional information relating to the share ownership of GAP 15 and GAP Coinvestment.

 (5) Consists of 30,000 shares held directly by Mr. Clark, 60,000 shares held by the Clark Limited Family Partnership, of which Mr. Clark is a general partner, 10,000 shares held by Anna F. Clark, Mr. Clark's spouse, and 35,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002. Mr. Clark disclaims beneficial ownership of the shares held by the Clark Limited Family Partnership except to the extent of his proportionate pecuniary interest therein.

 (6) Consists of 30,400 shares held directly by Mr. Fisher, 1,500 shares held by Linda L. Luchs, Mr. Fisher's spouse, and 35,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002.

 (7) Includes 10,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002.

 (8) Includes 20,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002.

 (9) Includes 30,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002.

(10) Consists of 10,000 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002.

(11) Consists of 83,955 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002.

(12) Consists of 88,330 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002.

(13) Includes an aggregate of 493,212 shares subject to outstanding stock options which are exercisable within the 60-day period following February 28, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Common Stock (the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during the fiscal year ended December 31, 2001, the Reporting Persons complied with all
Section 16(a) filing requirements, except as set forth below.

     On August 15, 2000, Mr. Stone transferred 2,000 shares of Common Stock by gift to a charitable organization. On February 14, 2002, Mr. Stone filed an Annual Statement of Changes in Beneficial Ownership reflecting this transfer.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matters to be voted on at the Meeting, each of which requires the affirmative vote of either a plurality of the votes cast or a majority of shares present in person or represented by proxy and voting on the matter.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report on Form 10-K may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or telephone number: SS&C Technologies, Inc., 80 Lamberton Road, Windsor, Connecticut 06095, Attention:
Secretary, (860) 298-4500. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

     The Company has a classified Board of Directors currently consisting of two Class I directors (Albert L. Lord and Jonathan M. Schofield), two Class II directors (David W. Clark, Jr. and Joseph H. Fisher) and three Class III directors (Patrick J. McDonnell, William C. Stone and James L. Sullivan) (the "Board"). The Class I, Class II and Class III directors will serve until the annual meetings of stockholders to be held in 2003, 2004 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for full three-year terms to succeed those directors whose terms are expiring.

     Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect, as Class III directors, Patrick J. McDonnell, William
C. Stone and James L. Sullivan to serve for the ensuing three-year term.

     Each Class III director will be elected to hold office until the 2005 Annual Meeting of Stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board has no reason to believe that the nominees will be unable to serve if elected.

     For each member of the Board whose term of office as a director continues after the Meeting, including those who are nominees for election as Class III directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies for which he serves as a director, his age and length of service as a director of the Company. There are no familial relationships among any of the directors, nominees for director and executive officers of the Company.

  Nominees For Terms Expiring in 2005 (Class III Directors)

     WILLIAM C. STONE, age 47, founded the Company in 1986 and has served as Chairman of the Board and Chief Executive Officer since the Company's inception. Mr. Stone also served as President from the Company's inception through April 1997 and since March 1999. Prior to founding the Company, Mr. Stone directed the financial services consulting practice of KPMG LLP in Hartford, Connecticut and served as Vice President of Administration and Special Investment services at Advest, Inc., a financial services company.

     PATRICK J. MCDONNELL, age 58, has served on the Board since May 2000. Since June 2000, Mr. McDonnell has served as the President and Chief Executive Officer of the McDonnell Company LLC, a business consulting company. From September 1999 through June 2000, Mr. McDonnell served as the President and Chief Executive Officer of Jordan Professional Services, a professional services firm. From September 1998 through August 1999, Mr. McDonnell served as the President and Chief Operating Officer of LAI Worldwide, an executive recruitment firm. From July 1998 through August 1998, Mr. McDonnell served as Director of Global Assurance for PricewaterhouseCoopers LLP, an accounting firm. Prior to that time, Mr. McDonnell served as the Vice Chairman of Business Assurance for PricewaterhouseCoopers LLP.

     JAMES L. SULLIVAN, age 50, has served on the Board since September 2001. Mr. Sullivan has been a Partner of TwentyTen, LLC, an investment banking firm, since October 2001. From March 2000 through April 2001, Mr. Sullivan served as a Managing Director of the Technology Group at Morgan Stanley Dean Witter & Co., an investment banking firm. From December 1995 through March 2000, Mr. Sullivan was a Managing Director at Hambrecht & Quist Incorporated/Chase H&Q, an investment banking firm.

  Directors Whose Terms Expire in 2003 (Class I Directors)

     JONATHAN M. SCHOFIELD, age 61, has served on the Board since April 1997. Mr. Schofield has been retired since March 2001. From December 1992 through March 2001, Mr. Schofield served as Chairman of the Board of Airbus Industrie of North America, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft. From December 1992 through February 2000, he also served as Chief Executive Officer of

Airbus Industrie of North America. From 1989 through 1992, Mr. Schofield served as President of United Technologies International, a wholly owned subsidiary of United Technologies Corporation, a diversified manufacturer of industrial products. Mr. Schofield serves on the Board of Directors of Aviall, Inc., an aviation parts and supplies distribution company, B/E Aerospace, Inc., a manufacturer of aircraft cabin interior products, and FlightTime, Inc., a privately held charter aircraft company.

     ALBERT L. LORD, age 56, has served on the Board since July 2001. Since July 1997, Mr. Lord has served as the Vice Chairman and Chief Executive Officer of USA Education, Inc., formerly known as SLM Holding Corp. (Sallie Mae), a provider of funding and financial services for higher education. From December 1993 through August 1997, he served as Chief Executive Officer of LCL, Ltd., a financial management-consulting firm. Mr. Lord currently serves as a member of the Board of Directors of USA Education, Inc.

  Directors Whose Terms Expire in 2004 (Class II Directors)

     JOSEPH H. FISHER, age 58, has served on the Board since January 1992. Mr. Fisher has been retired since May 1991. From 1983 through 1991, Mr. Fisher served as the Managing Partner of the Hartford, Connecticut office of KPMG LLP, an accounting firm. Mr. Fisher currently serves as a member of the Boards of Directors of Curtis Corporation, a privately held packaging company, and the Connecticut Housing Finance Authority.

     DAVID W. CLARK, JR., age 64, has served on the Board since November 1992. Since 1991, Mr. Clark has served as the Managing Director of Pryor & Clark Company, a private investment and venture capital company. Mr. Clark previously served as President, Chief Operating Officer and Treasurer of Corcap, Inc., an elastomer and molded rubber manufacturer, President and Chief Executive Officer of CompuDyne Corporation, a supplier of federal, state and municipal security systems, and President and Chief Operating Officer of Lydall, Inc., a diversified manufacturer of industrial products. Mr. Clark currently serves as Chairman of the Board of Directors of Checkpoint Systems Inc., a manufacturer of retail security systems and specialty labels, and as a member of the Boards of CompuDyne and Corcap.

     See "Security Ownership of Certain Beneficial Owners and Management" above for a summary of the shares of Common Stock owned by each of the directors and director nominees.

BOARD AND COMMITTEE MEETINGS

     The Board met four times (including by telephone conference) during 2001. All directors attended at least 75% of the meetings of the Board and of the committees on which they served.

     The Board has a Compensation Committee, which has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company's executive officers and administers the Company's 1996 Employee Stock Purchase Plan (the "ESPP Plan"), 1998 Stock Incentive Plan (the "Incentive Plan") and 1999 Non-Officer Employee Stock Incentive Plan (the "Non-Officer Plan"). The Compensation Committee held one meeting during 2001. The current members of the Compensation Committee are Messrs. Clark and Schofield.

     The Board has an Audit Committee, which reviews and evaluates audit procedures and the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held six meetings during 2001. The current members of the Audit Committee are Messrs. Clark, Fisher and McDonnell.

     The Board has no nominating committee.

DIRECTOR COMPENSATION

     All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee director is paid $500 for attendance at each meeting of the Board (other than telephonic meetings). Employee directors are not entitled to compensation for attendance at these meetings in their capacities as directors.

  1996 Director Stock Option Plan

     The 1996 Director Stock Option Plan, as amended (the "Director Plan"), was adopted by the Board and approved by the stockholders of the Company in April 1996. In February 2000, the Board adopted amendments to the Director Plan, which were approved by the stockholders of the Company in May 2000. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of Common Stock. A total of 300,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

     Each eligible director shall receive options to purchase 10,000 shares of Common Stock upon his or her initial election to the Board. In addition, options to purchase 10,000 shares of Common Stock shall be granted to each eligible director on the date of each annual meeting of stockholders, provided that such director shall continue to serve as a director immediately after such annual meeting. All options granted under the Director Plan shall vest immediately on the date of grant and the exercise price of options granted under the Director Plan shall equal the closing price of the Common Stock on the date of grant on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market).

     In the event an optionee ceases to serve as a director of the Company, each option may be exercised by the optionee for the portion then exercisable at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his or her death or disability, then the optionee, or his or her administrator, executor or heirs (as determined by the laws of descent and distribution) may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option granted under the Director Plan shall be exercisable after the expiration of ten years from the date of grant.

     Options to purchase 10,000 shares of Common Stock at an exercise price of $4.75 per share were granted under the Director Plan to each of Messrs. Clark, Fisher, McDonnell and Schofield on May 24, 2001, the date of the Company's 2001 Annual Meeting of Stockholders. An option to purchase 10,000 shares of Common Stock at an exercise price of $6.97 per share was granted under the Director Plan to Mr. Lord on July 30, 2001, the date on which he became a director. An option to purchase 10,000 shares of Common Stock at an exercise price of $5.60 per share was granted under the Director Plan to Mr. Sullivan on September 25, 2001, the date on which he became a director.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the years ended December 31, 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                 ANNUAL COMPENSATION       AWARDS
                                                 --------------------   ------------
                                                                         SECURITIES
                                                                         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR  SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------                ----  ---------   --------   ------------   ---------------
William C. Stone.........................  2001  $400,000    $265,000     100,000          $2,748(1)
  Chairman of the Board, President and     2000   400,000          --     100,000           2,592
  Chief Executive Officer                  1999   343,750          --          --           1,000
Normand A. Boulanger(2)..................  2001   233,750      91,250     100,000           2,000(3)
  Executive Vice President and             2000   203,334          --      75,000           2,000
  Chief Operating Officer
Anthony R. Guarascio.....................  2001   225,500      67,281      50,000           2,422(4)
  Senior Vice President and                2000   215,250          --      50,000           2,321
  Chief Financial Officer                  1999   198,750      25,000          --           1,000

------------
(1) Consists of the Company's contribution of $2,000 to Mr. Stone's account under its 401(k) savings plan and the Company's payment of $748 of long-term disability premiums for the benefit of Mr. Stone.

(2) Mr. Boulanger became an executive officer of the Company in May 2000.

(3) Represents the Company's contribution to Mr. Boulanger's account under its 401(k) savings plan.

(4) Consists of the Company's contribution of $2,000 to Mr. Guarascio's account under its 401(k) savings plan and the Company's payment of $422 of long-term disability premiums for the benefit of Mr. Guarascio.

  Option Grants

     The following table sets forth certain information concerning grants of stock options made to each of the Named Executive Officers during 2001. The Company granted no stock appreciation rights during 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                            ----------------------------------------------------------     AT ASSUMED ANNUAL RATES
                            NUMBER OF      PERCENT OF                                           OF STOCK PRICE
                            SECURITIES   TOTAL OPTIONS                                         APPRECIATION FOR
                            UNDERLYING     GRANTED TO     EXERCISE                            OPTION TERM($)(1)
                             OPTIONS      EMPLOYEES IN    PRICE PER                       --------------------------
NAME                        GRANTED(#)   FISCAL YEAR(%)   SHARE($)     EXPIRATION DATE        5%             10%
----                        ----------   --------------   ---------    ---------------    ----------      ----------
William C. Stone..........   100,000          17.5%         $4.95(2)      May 31, 2011     $311,300        $788,900
Normand A. Boulanger......    50,000           8.8%          4.95(2)      May 31, 2011      155,650         394,450
                              50,000           8.8%          5.60(3)   October 1, 2011      176,100         446,250
Anthony R. Guarascio......    50,000           8.8%          4.95(2)      May 31, 2011      155,650         394,450

------------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2) The option was granted at the closing price on the Nasdaq National Market on May 31, 2001, which was the date of grant.

(3) The option was granted at the closing price on the Nasdaq National Market on October 1, 2001, which was the date of grant.

  Fiscal Year-End Option Value Table

     The following table summarizes certain information regarding the number and value of unexercised stock options held as of December 31, 2001 by each of the Named Executive Officers. No stock options or stock appreciation rights were exercised during 2001 by the Named Executive Officers, and no stock appreciation rights were outstanding as of December 31, 2001.

                         FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING              VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                                      FISCAL YEAR-END(#)          FISCAL YEAR-END($)(1)
                                                   -------------------------    -------------------------
NAME                                               EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                                               -------------------------    -------------------------
William C. Stone.................................      160,367 / 489,633           $71,041 / $293,959
Normand A. Boulanger.............................       75,207 / 149,793             97,132 / 242,097
Anthony R. Guarascio.............................        78,332 / 91,668             35,520 / 146,980

------------
(1) Value based upon the last sales price per share ($7.05) of the Common Stock on December 31, 2001, as reported on the Nasdaq National Market, less the exercise price.

  Employment Agreements

     In March 1996, the Company and Mr. Stone entered into an employment agreement providing for the employment of Mr. Stone as the Company's President and Chairman of the Board. The agreement had an initial term of three years which ended in March 1999. The agreement is automatically renewed for additional one-year terms until terminated by either the Company or Mr. Stone. Originally, the agreement provided for an annual base salary of $250,000 and annual incentive compensation in an amount to be determined by the Board or the Compensation Committee in their respective discretion. In May 1999, the Compensation Committee increased Mr. Stone's base salary under the agreement to $400,000 per year. The agreement contains a non-competition covenant pursuant to which Mr. Stone is prohibited from competing with the Company while employed by the Company and for a period of two years (if Mr. Stone's employment is terminated for cause by the Company or voluntarily by Mr. Stone) thereafter.

CERTAIN TRANSACTIONS

     On January 22, 2002, the Company entered into a purchase and sale agreement with GAP 15 and GAP Coinvestment (together, "General Atlantic") pursuant to which the Company agreed to purchase an aggregate of 1,300,000 shares of Common Stock held by General Atlantic for an aggregate purchase price of $11,050,000, or $8.50 per share. The last reported sale price of the Common Stock on January 22, 2002, as reported on the Nasdaq National Market, was $8.90 per share. On April 5, 2002, the Company entered into a second purchase and sale agreement with General Atlantic pursuant to which the Company agreed to purchase an additional 650,000 shares of Common Stock held by General Atlantic for an aggregate purchase price of $6,581,250, or $10.125 per share. The last reported sale price of the Common Stock on April 5, 2002, as reported on the Nasdaq National Market, was $10.32 per share. These stock repurchases were part of the Company's ongoing program to repurchase from time to time shares of its Common Stock with an aggregate value of up to $21,000,000. Between May 24, 2001 and April 10, 2002, the Company repurchased a total of

2,314,800 shares of Common Stock for an aggregate purchase price of $20,274,163. As of April 10, 2002, General Atlantic beneficially owned 645,140 shares of Common Stock, or 4.7% of the outstanding shares of Common Stock. Please see "Security Ownership of Certain Beneficial Owners and Management" for additional information.

     During 2001, RLI Insurance Company ("RLI Insurance") paid an aggregate of $66,600 to the Company in connection with the Company's sale of CAMRA and Finesse products and services to RLI Insurance. Michael J. Stone, an Executive Vice President of RLI Insurance, is the brother of William C. Stone, the Company's Chairman of the Board, President and Chief Executive Officer.

     Please see "Compensation of Executive Officers -- Employment Agreements" for a description of the Company's employment agreement with William C. Stone.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Overview and Philosophy

     The Compensation Committee is responsible for establishing the compensation of, and the compensation policies with respect to, the Company's executive officers, including the Chief Executive Officer, and administering the ESPP Plan, Incentive Plan and Non-Officer Plan. The Compensation Committee currently consists of Messrs. Clark and Schofield.

     The objectives of the Company's executive compensation program are to:

     - Attract and retain key executives critical to the long-term success of the Company;

     - Align the interests of executive officers with the interests of stockholders and the success of the Company; and

     - Recognize and reward individual performance and responsibility.

  Executive Compensation Program

     General. The Company's executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers are entitled to participate in benefit programs that are available to the Company's employees, generally. These benefit programs include medical benefits, the ESPP Plan and the 401(k) Profit Sharing Plan and Trust.

     For 2001, the Company's management recommended the executive compensation packages, subject to approval and oversight by the Compensation Committee.

     Base Compensation. William C. Stone, the Company's Chief Executive Officer, is a party to an employment agreement with the Company which is automatically renewed each year until terminated by either the Company or Mr. Stone. Originally, Mr. Stone's employment agreement provided for an annual base salary of $250,000, subject to any increase as may be approved by the Board or the Compensation Committee and agreed to by Mr. Stone. In May 1999, the Compensation Committee increased Mr. Stone's annual base salary to $400,000. The Compensation Committee significantly increased Mr. Stone's base salary in 1999 in light of the highly competitive market for executives in the software industry, the comparable compensation received by other executives of the Company and the Compensation Committee's qualitative judgment of Mr. Stone's contributions to the Company. See "Compensation of Executive
Officers -- Employment Agreements."

     For 2001, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Compensation Committee. In addition, base compensation for each executive officer was determined on a case-by-case basis in light of each individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     Short-Term Incentive Compensation. Under the Company's Senior Officer Short-Term Incentive Plan (the "Short-Term Plan"), the Compensation Committee has discretionary authority to award bonuses to individual executive officers. The Compensation Committee believes the Short-Term Plan provides significant incentive to the Company's executive officers because it enables the Compensation Committee to reward outstanding individual achievement. In light of the Company's overall financial performance during 2001, the Compensation Committee elected to award bonuses to the Company's executive officers, including the Company's Chief Executive Officer, for services rendered during 2001.

     Long-Term Incentive Compensation. The Company provides long-term incentives to its executive officers and key employees in the form of stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Common Stock. Stock options are granted at an option exercise price that is determined by the Board as of the date of grant. However, the option exercise price may not be less than the fair market value of the Common Stock at the time the option is granted (or, in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, no less than 110% of the fair market value of the Common Stock at the time the option is granted). Accordingly, these stock options will only have value if the Company's stock price increases above the fair market value of the Common Stock at the time the options were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Compensation Committee evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at comparable job levels and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. During 2001, the Company granted options to purchase an aggregate of 250,000 shares of Common Stock to its executive officers, which included a grant to Mr. Stone of an option to purchase 100,000 shares. Mr. Stone's option grant reflects the highly competitive market for executives in the software industry, the comparable long-term incentive compensation received by other executives of the Company and the Compensation Committee's qualitative judgment of Mr. Stone's contributions to the Company.

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure the long-term incentive compensation granted to its executive officers under the Incentive Plan to comply with the statute and thereby to mitigate any disallowance of deductions under Section 162(m) of the Code. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in
Section 162(m) of the Code when the Compensation Committee believes that such payments are appropriate, after taking into consideration circumstances such as changing business conditions or the officer's performance, and are in the best interest of the stockholders. In any event, there can be no assurance that compensation attributable to stock options will be exempted from Section 162(m).

     Submitted by the Compensation Committee of the Board of Directors of SS&C Technologies, Inc.

                                          David W. Clark, Jr.
                                          Jonathan M. Schofield

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is composed of three independent directors as defined by its charter and the rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter first adopted by the Board of Directors in May 2000 and abided by that charter during the 2001 fiscal year. There have been no amendments to the charter that was included in the Company's proxy statement for its 2001 Annual Meeting of Stockholders.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors.

     The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by the Auditing Standards Board of the American Institute of Accountants.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company was compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     The Audit Committee and the Board of Directors have also recommended the selection of the Company's independent auditors, subject to stockholder ratification.

     Submitted by the Audit Committee of the Board of Directors of SS&C Technologies, Inc.

                                          David W. Clark, Jr.
                                          Joseph H. Fisher (Chairman)
                                          Patrick J. McDonnell

INDEPENDENT PUBLIC ACCOUNTANT'S FEES AND OTHER MATTERS

  Audit Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $150,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

  Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $265,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock for the period from December 31, 1996 through December 31, 2001 with the cumulative total return over the same period on (i) Standard and Poor's S&P 500 Composite Index and (ii) Nasdaq's Computer and Data Processing Index. The comparison assumes an investment of $100 on December 31, 1996 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

                           [STOCK PERFORMANCE CHART]

                                           12/31/96   12/31/97   12/31/98   12/31/99   12/29/00   12/31/01
                                           --------   --------   --------   --------   --------   --------
SS&C Technologies, Inc. .................   100.00     172.55     194.12     101.96      68.14     110.59
S&P 500 Composite Index..................   100.00     133.45     172.19     208.54     189.97     167.58
Nasdaq Computer and Data Processing
  Index..................................   100.00     121.64     169.84     315.20     191.36     151.07

                PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP as independent public accountants of the Company for the year ending December 31, 2002, subject to ratification by stockholders at the Meeting. Although stockholder approval of the Board's selection of PricewaterhouseCoopers LLP is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board will reconsider the matter. A representative of PricewaterhouseCoopers LLP, which served as the Company's independent public accountants for the year ended December 31, 2001, is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy for the 2003 Annual Meeting of Stockholders (the "2003 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 80 Lamberton Road, Windsor, Connecticut 06095, no later than December 23, 2002.

     If a stockholder of the Company wishes to present a proposal before the 2003 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2003 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2003 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

                                 OTHER MATTERS

     The Board knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,

                                          /s/ William C. Stone
                                          William C. Stone, Secretary

April 22, 2002

                                                                      APPENDIX A

                             SS&C TECHNOLOGIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2002

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

    The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) William C. Stone, Anthony R. Guarascio and James R. Burke, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of SS&C TECHNOLOGIES, INC. (the "Company") to be held on Wednesday, May 22, 2002, at 9:00 a.m., at the offices of the Company, 80 Lamberton Road, Windsor, Connecticut 06095 and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

         In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXY HOLDERS SHALL VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.

                           (PLEASE SIGN ON OTHER SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             SS&C TECHNOLOGIES, INC.

                                  MAY 22, 2002

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X]  Please mark your votes as in this example using dark ink only.

1.   To elect the nominees listed at right       Nominees:  William C. Stone
     for Class III Director to serve for                    Patrick J. McDonnell
     the ensuing three years (except as                     James L. Sullivan
     marked below):

               [ ]    FOR                           [ ]    WITHHELD
              all nominees
        (except as marked below)

     (Instruction: To withhold a vote for an individual nominee or nominees, write the name(s) of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)

                                   ----------

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year.

            [ ]   FOR          [ ]   AGAINST           [ ]   ABSTAIN

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE FOR          [ ]              MARK HERE IF YOU         [ ]
ADDRESS CHANGE                          PLAN TO ATTEND THE
AND NOTE AT LEFT                        MEETING


                              Dated:                       , 2002
                                    -----------------------


                       -------------------------------------------------
                                            Signature


                       -------------------------------------------------
                                  Signature if held jointly

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.